EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Cumberland Mountain Bancshares, Inc.


                                                                State or Other              Percentage
Subsidiaries (1)                                         Jurisdiction of Incorporation       Ownership
----------------                                         -----------------------------      ----------

Middlesboro Federal Bank, Federal Savings Bank                   United States                 100%
Home Mortgage Loan Corporation                                     Kentucky                    100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.